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                                                                EXHIBIT 10.16

AMENDMENT NO. 1 TO SECURITY AND LOAN AGREEMENT (ACCOUNTS
RECEIVABLE) DATED JANUARY 18, 1996, BY AND BETWEEN
QUADRAMED CORPORATION ("BORROWER") and IMPERIAL BANK
("BANK")
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This Amendment No. 1 is executed as of September 5, 1996.

Page 1, Paragraph 1 of the Security and Loan Agreement (Accounts Receivable) (herein called "Agreement") is hereby amended in its entirety to read as follows:

1. Bank hereby commits, subject to all of the terms and conditions of this Agreement and prior to the termination of its commitment as hereinafter provided, to make loans to Borrower from time to time in such amounts as may be determined by Bank up to, but no exceeding in the aggregate unpaid principal balance, the following Borrowing Base:

        80% of Eligible Accounts and in no event more than $1,2000,000.00

Page 1, Paragraph 4(C) of the Agreement is hereby amended in its entirety to read as follows:

4.C.  "Eligible Accounts" means all of Borrower's Accounts excluding, however,
(1) all Accounts under which payment is not received within 90 days from invoice date, (2) all Accounts against which the account debtor or any other person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Account and (3) any Accounts if the account debtor or any other person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing in unacceptable to Bank and Bank has so notified Borrower. Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time.

Page 2, Paragraph 17 is to be added as follows:

If any delinquent payment, interest payment, principal payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the holder of this note to accept payment of any payment pass due or less than the total unpaid principal balance after maturity. All principals shall be applied first to any late charges owing, than to interest and the remainder, if any, to principal.

All other terms, conditions and provisions of the Agreement shall remain unchanged and in full force and effect.


Quadramed Corporation                   Imperial Bank


By: /s/ John V. Cracchiolo              By: /s/ Neal A. Tandowsky
    ------------------------                -------------------------
        John V. Cracchiolo                      Neal A. Tandowsky
        Executive Vice President                Vice President